As filed with the Securities and Exchange Commission on September 8, 2000

                                                Registration No. 333-43788
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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                             --------------------

                             AMENDMENT NO. 1

                                    To
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------
                         FiberNet Telecom Group, Inc.
            (Exact name of Registrant as specified in its charter)

                             --------------------

        Delaware                     4813                   13-3859938
                         (Primary Standard Industrial    (I.R.S. Employer
    (State or other       Classification Code Number)   Identification No.)
    jurisdiction of
    incorporation or
     organization)

                             570 Lexington Avenue
                           New York, New York 10022
                                (212) 405-6200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             --------------------
                                Michael S. Liss
                     President and Chief Executive Officer
                         FiberNet Telecom Group, Inc.
                             570 Lexington Avenue
                           New York, New York 10022
                                (212) 405-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             --------------------

                                  Copies To:
         Gordon Caplan, Esq.                   Gregory A. Ezring, Esq.
     Mintz, Levin, Cohn, Ferris,                  Latham & Watkins
       Glovsky and Popeo, P.C.                    885 Third Avenue
           Chrysler Center                    New York, New York 10022
           666 Third Avenue                        (212) 906-1200
       New York, New York 10022
            (212) 986-7200

                             --------------------
      Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
      If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [_]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                             --------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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

                                EXPLANATORY NOTE

      The purpose of this Amendment No. 1 to the Registration Statement is solely to file certain exhibits to the Registration Statement, as set forth below in Item 16(a) of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

     SEC Registration Fee...................................................
     Nasdaq National Market Additional Listing Fee..........................
     NASD Filing Fee........................................................
     Printing and Engraving Fees............................................
     Legal Fees and Expenses................................................
     Accounting Fees and Expenses...........................................
     Blue Sky Fees and Expenses.............................................
     Transfer Agent and Registrar Fees......................................
     Miscellaneous..........................................................

Item 14. Indemnification of Directors and Officers.

      Our certificate of incorporation provides that we shall indemnify to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because such person is or was one of our directors or officers or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith.

      Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, that is one brought by or on behalf of the corporation, indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Pursuant to Section 102(b)(7) of the Delaware General Corporation Law,
Article VII of our certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

    . from any breach of the director's duty of loyalty to us or our stockholders;

    . from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    . under Section 174 of the Delaware General Corporation Law; and

    . from any transaction from which the director derived an improper personal benefit.

      Our bylaws provide that we must indemnify our directors, officers, and employees to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether the bylaws would permit indemnification. We have purchased directors and officers liability insurance, which provides coverage against specified liabilities.

      Additionally, reference is made to the Underwriting Agreement filed as
Exhibit 1.1 hereto, which provides for indemnification by the underwriters of FiberNet, our directors and officers who sign the Registration Statement and persons who control us, under certain circumstances.

Item 15. Recent Sales of Unregistered Securities.

Previous Private Placements and Sales of Unregistered Securities

      During the last three years, we have issued securities in private placement transactions as follows:

      November 1997 private placement. On November 24, 1997, we issued 1,000,000 shares of series A convertible preferred stock, at $5.125 per share, and 80,000 shares of series B voting preferred stock in a private placement. The series A convertible preferred stock was convertible into common stock at any time up to November 24, 2000. On February 24, 2000, we converted all of the outstanding series A convertible preferred stock to common stock. On May 7, 1999, we redeemed all of the outstanding series B voting preferred stock for $.001 per share. These transactions were private placements, exempt from registration pursuant to section 4(2) of the Securities Act.

      Bridge warrants. On March 23, 1999 we issued a warrant to Trident Technology Partners LLC to purchase 400,000 shares of common stock at a per share exercise price equal to $0.50, in connection with a bridge loan. The bridge warrants are exercisable in whole or in part, at any time from March 23, 1999 through March 23, 2004, upon payment of the exercise price. The warrant allows Trident to pay the exercise price due under the warrant by tendering to us a portion of the shares subject to the warrant instead of paying the exercise price in cash. The transaction was a private placement and exempt from registration pursuant to Regulation D of the Securities Act. On May 1, 2000, Trident distributed all of their warrants to its members in exchange for a redemption of their membership interests.

      May 1999 private placement. On May 7, 1999, we entered into a securities purchase agreement with a group of private investors, pursuant to which we issued:

    . 4% and 8% senior secured convertible notes, due May 7, 2004, referred to as the May notes, to investors, in the principal aggregate amount of $13.9 million, convertible into shares of our common stock at a price of $1.50 per share;

    . 133,333 shares of our series C convertible preferred stock, $0.001 par value per share for a purchase price of $1.50 per share;

    . class A warrants to purchase 6,204,000 shares of our common stock at a purchase price of $0.67 per share; and

    . class B warrants to purchase 1,700,000 shares of our common stock at a purchase price of $1.50 per share.

      The class A warrants and class B warrants may be exercised, in whole or in part, at any time from May 7, 1999 through May 7, 2004, upon payment of the exercise price. The warrants also allow the holder to pay the exercise price by tendering to us a portion of the shares subject to the warrant instead of paying the exercise price in cash. The exercise price may be adjusted from time to time, as provided in the warrants, in order to prevent dilution of the rights granted under the warrants. The transaction was a private placement and exempt from registration pursuant to Regulation D of the Securities Act.

      September 1999 private placement. On September 28, 1999, we entered into a securities purchase agreement pursuant to which we issued 8% senior secured convertible notes due September 28, 2004, referred to as the September notes, to a private group of investors in the aggregate principal amount of $12.5 million. The September notes are convertible into shares of our common stock at a price of $3.00 per share. The transaction was a private placement and exempt from registration pursuant to Regulation D of the Securities Act.

      Conversion Transaction. On November 30, 1999, all of the May and September notes were converted into shares of our common stock and we entered into a conversion and exchange agreement giving the holders of the 4% May notes the option of exchanging their common stock for series D preferred stock, the holders of the 8% May notes the option of exchanging their common stock for series E preferred stock, and the holders of the September notes the option of exchanging their common stock for series F preferred stock. The series C preferred stock held by purchasers of our May and September notes that did not opt to convert their common stock into series D preferred stock, series E preferred stock, or series F preferred stock automatically converted into common stock on November 30, 1999. Pursuant to the conversion and exchange agreement, we issued 4,360,935 shares of common stock, 309,143 shares of series D preferred stock and 345,515 shares of series E preferred stock to the noteholders.

      Credit Facility Warrants. On April 11, 2000, we issued warrants to purchase 1,513,842 shares of our common stock at a purchase price of $18.062 per share. The warrants were issued in connection with a $75 million senior secured credit facility. We have agreed to issue additional warrants to purchase up to an additional 1% of our common stock every six months as long as the loans under the credit facility remain outstanding, up to a maximum of 4% of our common stock. This transaction was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act.

      Nortel Issuance. On June 30, 2000, we entered into a securities purchase agreement, with Nortel Networks Inc. under which we issued 2,000,000 shares of series G convertible preferred stock to Nortel for an aggregate purchase price of $20,000,000. On July 31, 2000, we entered into a second securities purchase agreement with Nortel under which we issued 426,333 shares of series H convertible preferred stock to Nortel for an aggregate purchase price of $42,633,333, consisting of $22,500,000 in cash and their 2,000,000 shares of series G preferred stock, including $133,333 of accrued dividends. On August 11, we entered into a third securities purchase agreement under which we issued 62,500 shares of series I convertible preferred stock to Nortel for an aggregate purchase price of $7.5 million. The conversion ratio for the series H series I preferred stock is ten shares of common stock for every one share of series H preferred stock, subject to certain customary anti-dilution adjustments made from time to time pursuant to the certificate of designation of the series H preferred. These transactions were private placements exempt from registration pursuant to section 4(2) of the Securities Act.

Option Grants

      On May 7, 1999, we entered into an employment agreement with Richard Sayers under which we granted Mr. Sayers stock options to purchase 250,000 shares of our common stock. Stock options to purchase 125,000 shares vested on May 7, 1999 and the remaining 125,000 options vested in equal monthly installments during the one year term of the agreement. This option grant was a private placement exempt from registration pursuant to section 4(2) of the Securities Act.

      On June 30, 1999 we entered into an option agreement with Tishman Speyer Properties, L.P., referred to as TSP, under which we granted TSP stock options to purchase 1,000,000 shares of our common stock for a purchase price of $1.50 per share. On February 1, 2000, TSP exercised its stock options to purchase all 1,000,000 shares. This option grant was a private placement exempt from registration pursuant to section 4(2) of the Securities Act.

      On October 1, 1999 we entered into an option agreement with Pacer International, Inc. under which we issued to Pacer stock options to purchase 600,000 shares of our common stock at $3.00 per share. On February 29, 2000, Pacer exercised its stock options with respect to all 600,000 shares. The transaction was a private placement and exempt from registration pursuant to Regulation D of the Securities Act.

      Prior to terminating our employee equity participation program on May 7, 1999 we had granted 1,328,168 stock options under this plan. Options to purchase an aggregate of 768,945 shares of our common stock remain outstanding under our employee equity participation program. These option grants were private placements exempt from registration pursuant to section 4(2) of the Securities Act.

      As of June 30, we had granted stock options to purchase approximately 7,072,334 shares of our common stock to 40 employees, directors and consultants pursuant to our equity incentive plan. The options typically vest annually over three years from the date of grant. The exercise price for the options ranges from $3.00 to $11.06 per share. These option grants were private placements exempt from registration pursuant to section 4(2) of the Securities Act.

Other Issuances of Unregistered Securities

      Agreement with Metromedia Fiber Network Services. On December 17, 1999 we entered into a private network agreement and a related exchange and registration agreement with Metromedia Fiber Network Services, Inc., referred to as MFN, under which we issued 5,000,000 shares of our common stock to MFN. The transaction assumed a per share price of $8.69. As a result of the transaction, MFN holds approximately eighteen percent of our common stock. The transaction was a private placement and exempt from registration pursuant to Regulation D of the Securities Act of 1933.

      Conversion Warrants. At the time of the May private placement, we had outstanding payables to Messrs. Chiaino, Petrocelli, Polan, Tortoretti and entities controlled by them. We paid these accounts payable with the following:

    . on June 30, 1999 we entered into an agreement with Mr. Chiaino under which we issued to Mr. Chiaino 41,664 shares of common stock and warrants to purchase 27,498 shares of our common stock at a purchase price of $0.67 per share.

    . on June 30, 1999 we also entered into an agreement with Petrocelli
      Electric Company Inc., LPS Consultants, Inc. and LTJ Group under which we issued 309,865 shares of our common stock, warrants to purchase 204,511 shares of our common stock at a purchase price of $0.67 per share and warrants to purchase 390,000 shares of our common stock at a purchase price of $1.50 per share.

      The warrants issued to Mr. Chiaino, Petrocelli Electric Company Inc., LPS Consultants, Inc. and LTJ Group, may be exercised, in whole or in part, at any time from June 30, 1999 through June 30, 2004, upon payment of the exercise price. The conversion warrants also allow the holders to pay the exercise price due under the warrant by tendering to us a portion of the shares subject to the warrant instead of paying the exercise price in cash.

      Settlement Agreement. On March 1, 2000 in settlement of certain litigation, we issued:

    . warrants to purchase 23,422 shares of our common stock at a purchase price of $0.67 per share to Trident Telecom Management, LLC;

    . 66,667 shares of our common stock and warrants to purchase 44,000 shares of our common stock at a purchase price of $0.67 per share to Trident Telecom Management, LLC, for consideration of $100,000;

    . 35,764 shares of our common stock and warrants to purchase 1,997 shares of our common stock at a purchase price of $0.67 per share to Bruno Guazzoni, for consideration of approximately $290,000;

    . 47,074 shares of our common stock and warrants to purchase 3,994 shares of our common stock at a purchase price of $0.67 per share to Pacific Alliance, LLC; and

    . 35,305 shares of our common stock and warrants to purchase 2,995 shares of our common stock at a purchase price of $0.67 per share to Emral Holdings, Ltd.

      All of the warrants issued pursuant to the settlement agreement are exercisable in whole or in part, at any time from May 7, 1999 through May 7, 2004, upon payment of the exercise price. The warrants also allow the holders to pay the exercise price due under the warrant by tendering to us a portion of the shares subject to the warrant instead of paying the exercise price in cash. The exercise price may be adjusted from time to time to prevent dilution of the rights granted under the warrants. The shares and warrants issued pursuant to this agreement were a private placement, exempt from registration pursuant to section 4(2) of the Securities Act.

      Agreement with Tishman Speyer Properties, L.P. On May 26, 2000, we entered into an agreement with Tishman Speyer Properties, L.P. under which we will issue up to 1.6 million shares of our common stock in exchange for exclusive license agreements for the deployment and operation of our FINs in selected buildings.

      Any stock issuances under this agreement will be exempt from registration pursuant to Section 4(2) of the Securities Act.

      Devnet Acquisition. In April 2000, we acquired 3% of Devnet L.L.C. In July 2000, we acquired the remaining 97%, which gave us control of 100% of Devnet. We issued 3,461,162 shares of our common stock, granted options to purchase an additional 344,839 shares of our common stock and paid approximately $18 million in cash in connection with these transactions. Devnet manages relationships between service providers and property owners and managers. Devnet has long-term exclusive contracts to control communications access to 210 class A commercial office buildings in major markets nationwide, of which 25 buildings are in our target markets. This real estate includes properties owned by Teachers Insurance and Annuity Association of America and Prime Realty Trust.

Item 17. Undertakings.

      The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
   *1.1  Form of Underwriting Agreement.

  **2.1 Agreement and Plan of Reorganization, dated as of June 2, 2000, by and among us, FiberNet Holdco, Inc., FiberNet Merger Sub, Inc., Devnet
         Merger Sub, LLC, Devnet L.L.C. and FP Enterprises L.L.C.

  **3.1  Certificate of Incorporation, dated May 17, 2000.

  **3.2  Certificate of Amendment to Certificate of Incorporation, dated July
         31, 2000.

  **3.3  Certificate of Designation of Series C Preferred Stock, dated July 31,
         2000.

  **3.4  Certificate of Designation of Series D Preferred Stock, dated July 31,
         2000.

  **3.5  Certificate of Designation of Series E Preferred Stock, dated July 31,
         2000.

  **3.6  Certificate of Designation of Series F Preferred Stock, dated July 31,
         2000.

  **3.7  Certificate of Designation of Series H Preferred Stock, dated July 28,
         2000.

  **3.8  Certificate of Designation of Series I Preferred Stock, dated August
         11, 2000.

    3.9  Amended and Restated By-Laws of the Company adopted August 17, 2000.

  **4.1  Form of certificate for our Common Stock.

  **4.2  Form of Warrant.

  **4.3  Form of Warrant.

  **4.4 Registration Rights Agreement, dated as of May 7, 1999 by and among us and the stockholders listed therein.

  **4.5 Stockholders Agreement, dated as of May 7, 1999 by and among us and the stockholders listed therein.

  **4.6  Amendment, dated as of June 30, 2000, between FiberNet Telecom Group,
         Inc., Signal Equity Partners, L.P. (formerly known as Signal Capital
         Partners, L.P.), as the Majority in Interest of the Purchasers, and Nortel Networks Inc., to the Stockholders Agreement dated as of May 7,
         1999 by and among FiberNet Telecom Group, Inc. and the Stockholders listed therein.

  **4.7  Second Amendment, dated as of July 28, 2000, between FiberNet Telecom
         Group, Inc., Signal Equity Partners, L.P. (formerly known as Signal
         Capital Partners, L.P.), as the Majority in Interest of the Purchasers, and Nortel Networks Inc., to the Stockholders Agreement dated as of May 7, 1999 by and among FiberNet Telecom Group, Inc. and the Stockholders listed therein.

  **4.8  Third Amendment, dated as of August 11, 2000, between FiberNet Telecom
         Group, Inc., Signal Equity Partners, L.P. (formerly known as Signal
         Capital Partners, L.P.), as the Majority in Interest of the Purchasers, and Nortel Networks Inc., to the Stockholders Agreement dated as of May 7, 1999 by and among FiberNet Telecom Group, Inc. and the Stockholders listed therein.

  **4.9 Warrant Agreement, dated as of April 11, 2000 by and among us, Deutsche Bank Securities Inc. and Toronto Dominion (Texas), Inc.

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
    4.10 Warrant Agreement, dated as of July 31, 2000 by and among us and First
         Union National Bank.

  **4.11 Warrant Escrow Agreement, dated as of April 11, 2000 by and among us, Deutsche Bank Securities Inc., Toronto Dominion (Texas), Inc. and
         Bankers Trust Company.

  **4.12 Registration Rights Agreement, dated as of June 30, 2000, between
         FiberNet Telecom Group and Nortel Networks Inc.

   *5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. with respect to the legality of securities being registered.

 **10.1  Office Lease Agreement, between Hudson Telegraph Associates and
         FiberNet Telecom Group, Inc. dated as of February 17, 1998.

 **10.2  Master Lease Agreement, between Comdisco, Inc. and us dated as of July
         27, 1998.

 **10.3  Agreement of Lease, between 570 Lexington Company, L.P. and FiberNet
         Telecom Group, Inc. dated as of August 3, 1998.

 **10.4 Securities Purchase Agreement, dated as of May 7, 1999 by and among us and the purchasers listed therein.

 **10.5  Employment Agreement, dated as of May 7, 1999 between us and Michael
         S. Liss.

 **10.6  Employment Agreement, dated as of May 7, 1999 between us and Roy
         (Trey) D. Farmer.

 **10.7 Securities Purchase Agreement, dated as of September 28, 1999 by and among us and the purchasers listed therein.

 **10.8  First Amendment dated as of September 28, 1999 to the Security
         Agreement dated as of May 7, 1999 from us and our subsidiaries to the Collateral Agent listed therein.

 **10.9  First Amendment dated as of September 28, 1999 to the Guaranty
         Agreement dated as of May 7, 1999 made by FiberNet Telecom, Inc.,
         FiberNet Equal Access, L.L.C. and Local Fiber, L.L.C.

 **10.10 First Amendment dated as of September 28, 1999 to the Pledge Agreement dated as of May 7, 1999 between FiberNet Telecom, Inc. and the Collateral Agent listed therein.

 **10.11 First Amendment dated as of September 28, 1999 to the Parent Pledge
         Agreement dated as of May 7, 1999 between us and the Collateral Agent listed therein.

 **10.12 Option Agreement, between us and Pacer International, Inc. dated as of October 1, 1999.

 **10.13 Employment Agreement, dated as of October 4, 1999 between us and Les
         Hankinson.

 Exhibit
  Number                          Description of Exhibit
 -------                          ----------------------
  **10.14 Conversion and Exchange Agreement dated as of November 30, 1999.

 **+10.15 Private Network Agreement, dated December 17, 1999 between us and
          Metromedia Fiber Network Services, Inc.

    10.16 Master Purchase Agreement dated as of December 31, 1999, between us and Nortel Networks Inc.

    10.17 Employment Agreement, dated as of January 18, 2000 between us and Lance L. Mickel.

  **10.18 Lease Agreement, dated February 29, 2000 between 111 Eighth Avenue
          LLC and FiberNet Telecom Group, Inc.

  **10.19 Credit Agreement, dated as of April 11, 2000 by and among us, the institutions party thereto from time to time as lenders, Deutsche
          Bank AG New York Branch, Deutsche Bank Securities Inc. and Toronto
          Dominion (Texas), Inc.

  **10.20 Note in favor of Deutsche Bank AG New York Branch dated as of April
          11, 2000.

  **10.21 Note in favor of Nortel Networks Inc. dated as of April 11, 2000.

  **10.22 Note in favor of Toronto Dominion (Texas), Inc. dated as of April 11,
          2000.

    10.23 Note in favor of First Union National Bank dated as of July 31, 2000.

  **10.24 Borrower Security Agreement dated as of April 11, 2000 by and between us and Deutsche Bank AG New York Branch.

  **10.25 Borrower Pledge Agreement dated as of April 11, 2000 by and between us and Deutsche Bank AG New York Branch.

  **10.26 Subsidiary Security Agreement, dated as of April 11, 2000 by and between FiberNet Telecom, Inc. and Deutsche Bank AG New York Branch.

  **10.27 Subsidiary Security Agreement, dated as of April 11, 2000 by and between FiberNet Equal Access, L.L.C. and Deutsche Bank AG New York
          Branch.

  **10.28 Subsidiary Security Agreement, dated as of April 11, 2000 by and between Local Fiber L.L.C. and Deutsche Bank AG New York Branch.

  **10.29 Subsidiary Pledge Agreement, dated as of April 11, 2000 by and between FiberNet Telecom, Inc. and Deutsche Bank AG New York Branch.

  **10.30 Subsidiary Pledge Agreement, dated as of April 11, 2000 by and between FiberNet Telecom, Inc. and Deutsche Bank AG New York Branch.

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
 **10.31 Subsidiary Guaranty Agreement, dated as of April 11, 2000 by and between FiberNet Telecom, Inc. and Deutsche Bank AG New York Branch.

 **10.32 Subsidiary Guaranty Agreement, dated as of April 11, 2000 by and between FiberNet Equal Access, L.L.C. and Deutsche Bank AG New York
         Branch.

 **10.33 Subsidiary Guaranty Agreement, dated as of April 11, 2000 by and between Local Fiber, L.L.C. and Deutsche Bank AG New York Branch.

   10.34 Employment Agreement dated as of May 23, 2000 between us and Alan
         Zendle.

   10.35 Employment Agreement dated as of June 17, 2000 between us and Warren
         Miller.

 **10.36 Securities Purchase Agreement, dated as of June 30, 2000, between us and Nortel Networks Inc.

 **10.37 Securities Purchase Agreement, dated as of July 28, 2000, between us and Nortel Networks Inc.

 **10.38 Employment Agreement dated as of July 31, 2000 between us and Philip
         DiGennaro.

 **10.39 Securities Purchase Agreement, dated as of August 11, 2000, between us and Nortel Networks Inc.

 **10.40 First Amendment and Consent to the Credit Agreement, dated as of July
         14, 2000 by and among us, FiberNet Operations, the institutions party thereto from time to time as lenders, Deutsche Bank AG New York
         Branch, Deutsche Bank Securities Inc. and Toronto Dominion (Texas),
         Inc.

 **10.41 Second Amendment to the Credit Agreement, dated as of July 28, 2000 by and among us, FiberNet Operations, the institutions party thereto from time to time as lenders, Deutsche Bank AG New York Branch, Deutsche
         Bank Securities Inc. and Toronto Dominion (Texas), Inc.

   10.42 First Amendment to Borrower Pledge Agreement, dated as of August 7,
         2000, between FiberNet Operations, Inc., and Deutsche Bank AG New York
         Branch.

   10.43 Subsidiary Security Agreement, dated as of August 7, 2000, by and between Devnet L.L.C. and Deutsche Bank AG New York Branch.

   10.44 Subsidiary Guaranty Agreement, dated as of August 7, 2000, by and between Devnet L.L.C. and Deutsche Bank AG New York Branch.

   10.45 Pledge Agreement, dated as of August 7, 2000, by and between us and Deutsche Bank AG New York Branch.

   10.46 Pledge Agreement, dated as of August 7, 2000, by and between us and Deutsche Bank AG New York Branch.

   10.47 Guaranty Agreement, dated as of July 14, 2000, by and between us and Deutsche Bank AG New York Branch.

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
   10.48 Security Agreement, dated as of July 14, 2000, by and between us and
         Deutsche Bank AG New York Branch.

 **10.49 Assignment and Assumption Agreement, dated as of August 11, 2000, by and between us and FiberNet Operations, Inc.

   10.50 Amendment Number 1 to Master Purchase Agreement, effective as of June
         22, 2000, between us and Nortel Networks Inc.

 **21.1  Subsidiaries.

 **23.1  Consent of Arthur Andersen LLP.

  *23.2  Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

 **23.3  Consent of Mendelsohn Kary Bell & Natoli, P.C., Certified Independent
         Auditors.

 **24.1  Powers of Attorney.

*To be filed by amendment.

**Previously filed.
+Portions have been omitted pursuant to a confidential treatment request.

(b) Financial Statement Schedules

      Financial Statement Schedules are omitted because the information is included in our consolidated financial statements or notes to those consolidated financial statements.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 8, 2000.

                                          FiberNet Telecom Group, Inc.

                                                    /s/ Michael S. Liss
                                          By: _________________________________
                                                      Michael S. Liss
                                               President and Chief Executive
                                                          Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

         /s/ Michael S. Liss           President, Chief Executive  September 8, 2000
______________________________________  Officer, and Director
           Michael S. Liss              (principal executive
                                        officer)

                  *                    Chief Financial Officer     September 8, 2000
______________________________________  (principal financial and
            Jon A. DeLuca               accounting officer)

                  *                    Chief Operating Officer,    September 8, 2000
______________________________________  Executive Vice President
       Roy (Trey) D. Farmer III         and Director

                  *                    Director                    September 8, 2000
______________________________________
          Timothy P. Bradley

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                             Director           September 8, 2000
______________________________________
           Steven G. Chrust

                  *                             Director           September 8, 2000
______________________________________
         Philip L. DiGennaro

                  *                             Director           September 8, 2000
______________________________________
          Charles J. Mahoney

                  *                             Director           September 8, 2000
______________________________________
          Richard E. Sayers

                  *                             Director           September 8, 2000
______________________________________
           William Vrattos

* By executing his name hereto, Michael S. Liss is signing this document on behalf of the persons indicated above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

    /s/ Michael S. Liss

By:_________________________

       Michael S. Liss

      Attorney-in-fact